UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 4, 2005  (April 28, 2005)

GARDNER DENVER, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13215	76-0419383

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

1800 Gardner Expressway Quincy, Illinois	62305

(Address of Principal Executive Offices)	(Zip Code)

(217) 222-5400

(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

Underwriting Agreement

        On April 28, 2005, Gardner Denver, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and KeyBanc Capital Markets, a division of McDonald Investments, Inc., with respect to the issue and sale by the Company of 5,000,000 shares of common stock, par value $0.01 per share.

        The Underwriting Agreement provides for the sale of 5,000,000 shares of common stock (plus an option exercisable by the underwriters for an additional 750,000 shares of common stock to cover over-allotments) at a per share price to the underwriters of $35.335, and an initial per share public offering price by the underwriters of $37.00.

        The offering is being made pursuant to an existing and effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (File No. 333-109086), as amended by Post-Effective Amendment No. 1 on Form S-3 (File No. 333-122422), as supplemented by the Prospectus Supplement dated April 28, 2005 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Underwriting Agreement is being filed as Exhibit 1.1 hereto and is incorporated by reference. By furnishing the Underwriting Agreement as well as the opinion of the Company's counsel as Exhibit 5.1 hereto, we are incorporating them by reference into the registration statement of which the Prospectus forms a part.

Indenture

        On April 28, 2005, the Company entered into an agreement with certain purchasers with respect to the issue and sale by the Company of $125,000,000 aggregate principal amount of 8% senior subordinated notes due 2013 (the “Notes”). Payment on the Notes will be guaranteed by certain of our domestic subsidiaries (the “Guarantors”). The Notes are being offered under an Indenture among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”).

        The Notes will have a fixed annual interest rate of 8%, which will be paid semiannually in arrears on November 1 and May 1, commencing November 1, 2005 (the first interest payment shall include accrued interest on the Notes from May 4, 2005).

        At any time prior to May 1, 2008, the Company may, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the redemption date, with the net cash proceeds of one or more equity offerings; provided, however, that: (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after such redemption; and (ii) the redemption occurs within 45 days of the date of the closing of such equity offering.

        At any time prior to May 1, 2009, the Company may redeem all or part of the Notes issued under the Indenture at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable “make-whole” premium and accrued and unpaid interest and liquidated damages, if any, to, but excluding, the redemption date.

        On or after May 1, 2009, the Company may redeem all or a part of the Notes at the redemption prices listed below, plus accrued and unpaid interest and liquidated damages, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve month period beginning on May 1 of the years indicated below, subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date: 2009 at a redemption price of 104%; 2010 at a redemption price of 102%; and 2011 and thereafter at a redemption price of 100%.

        Upon a change of control, as defined in the Indenture, the Company is required to offer to purchase all of the Notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to, but excluding the purchase date.

        The Indenture contains affirmative, negative and financial covenants customary for such financings, including, among other things, limits on the incurrence of additional debt and restricted payments. Events of default include the Company's failure to pay when due, interest or principal on the Notes, other breaches of covenants in the Indenture, certain defaults with respect to other debt of $25.0 million or more and certain events of bankruptcy or insolvency. An event of default, if not cured or waived, can result in acceleration of the Notes.

        The form of Indenture entered into at the Closing is being filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Escrow and Security Agreement

        The proceeds from the Notes offering will be held in escrow pending consummation of the Company’s acquisition of Thomas Industries, Inc. The form of Escrow and Security Agreement entered into at the Closing is being filed as Exhibit 10.1 hereto and is incorporated by reference.

Registration Rights Agreement

        IIn connection with the offering of the Notes, the Company will enter into a registration rights agreement, dated the closing date, by and among the Company, the Guarantors, and the Purchasers, as initial purchasers (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company and the Guarantors to, among other things: (i) file a registration statement within 90 days after the release of proceeds of the Notes from escrow to be used in connection with the exchange of the Notes for publicly registered notes with substantially identical terms; (ii) use their reasonable best efforts to cause the registration statement to become effective under the Securities Act within 150 days after the release of proceeds of the Notes from escrow; and (iii) use their reasonable best efforts to consummate the exchange offer within 30 business days after the registration statement is declared effective by the Securities and Exchange Commission (the “SEC”). In addition, under certain circumstances, the Company and the Guarantors may be required to file a shelf registration statement to cover resales of the Notes.

        If the Company and the Guarantors fail to meet their obligations under the Registration Rights Agreement (each such event referred to as a “Registration Default”), then the Company and the Guarantors will pay liquidated damages to each holder of Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to a per annum rate of 0.25% on the principal amount of Notes that are subject to transfer restrictions held by such holder. The amount of the liquidated damages will increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.00% per annum on the principal amount of Notes that are subject to transfer restrictions.

        The form of Registration Rights Agreement entered into at the Closing is being filed as Exhibit 10.2 hereto and is incorporated by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information provided above under “Indenture” in response to Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement by and among Gardner Denver, Inc. and Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and KeyBanc Capital Markets, a division of McDonald Investments, Inc.

4.1	Form of Indenture by and among Gardner Denver, Inc., the guarantors and The Bank of New York Trust Company, N.A., as trustee.

5.1	Form of Opinion of Counsel of Bryan Cave LLP.

10.1	Form of Escrow and Security Agreement by and between Gardner Denver, Inc. and The Bank of New York Trust Company, N.A., as trustee and escrow agent.

10.2	Form of Registration Rights Agreement by and among Gardner Denver, Inc., the guarantors and the initial purchasers named therein.

23.1	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.

Date: May 4, 2005	By:	/s/ Tracy D. Pagliara
Name: Tracy D. Pagliara Title: Vice President, Administration, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement by and among Gardner Denver, Inc. and Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and KeyBanc Capital Markets, a division of McDonald Investments, Inc.

4.1	Form of Indenture by and among Gardner Denver, Inc., the guarantors and The Bank of New York Trust Company, N.A., as trustee.

5.1	Form of Opinion of Counsel of Bryan Cave LLP.

10.1	Form of Escrow and Security Agreement by and between Gardner Denver, Inc. and The Bank of New York Trust Company, N.A., as trustee and escrow agent.

10.2	Form of Registration Rights Agreement by and among Gardner Denver, Inc., the guarantors and the initial purchasers named therein.

23.1	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.1).